As filed with the Securities and Exchange Commission on February 14, 2014

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

SIZMEK INC.

(Exact name of registrant as specified in its charter)

Delaware	37-1744624
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)

750 West John Carpenter Freeway, Suite 401

Irving, Texas 75039
 (Address of principal executive offices) (Zip code)

Sizmek Inc. 2014 Incentive Award Plan

(Full title of the Plans)

Neil H. Nguyen

Chief Executive Officer and President
Sizmek Inc.
750 West John Carpenter Freeway, Suite 401

Irving, Texas 75039

Copy to:
William P. O’Neill, Esq.
Latham & Watkins LLP
555 Eleventh Street, NW

Suite 1000

 Washington, D.C. 20004-1304
(202) 637-2275

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

			Proposed		Proposed
	Amount		Maximum		Maximum
Title of Securities	to be		Offering Price		Aggregate	Amount of
to be Registered	Registered(1)		Per Share		Offering Price	Registration Fee
Common Stock, $0.001 par value per share	$4,500,000	(2)	$9.42	(3)	$42,390,000	$5,459.83

(1)         Pursuant to Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover additional shares of the Registrant’s Common Stock, $0.001 par value per share (“Common Stock”), which become issuable under the Sizmek Inc. 2014 Incentive Award Plan (the “2014 Plan”), by reason of any stock split, stock dividend, recapitalization or other similar transaction.

(2)         Represents 4,500,000 shares of Common Stock available for future issuance under the 2014 Plan.

(3)         Estimated solely for the purpose of calculating the registration fee, based, in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, on the average of the high and low prices for the Common Stock as reported on the Nasdaq Stock Market on February 13, 2014.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission by Sizmek Inc. (the “Registrant”), pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(a)                                 the Registrant’s Registration Statement on Form 10 (File No. 001-36219) filed on November 22, 2013, as amended by Amendment No. 1 on December 23, 2013, as further amended by Amendment No. 2 on January 6, 2014, as further amended by Amendment No. 3 on January 10, 2014, and as further amended by Amendment No. 4 on February 4, 2014, under the Exchange Act;

(b)                                 the description of the Registrant’s Common Stock contained in the Registrant’s Information Statement, filed as Exhibit 99.1 to the Registration Statement on Form 10 filed on February 4, 2014 pursuant to the Exchange Act, and any amendment or report filed for the purpose of further updating such description; and

(c)                                  the Registrant’s Current Reports on Form 8-K filed on February 4, 2014, February 7, 2014 and February 11, 2014.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as to specific section of such statements as set forth therein.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4.     Description of Securities.

Not applicable.

Item 5.         Interests of Named Experts and Counsel.

Sean N. Markowitz, General Counsel and Corporate Secretary of the Registrant, is delivering an opinion on the validity of the securities being registered on this Registration Statement.  As of the date hereof, Mr. Markowitz beneficially owns 51,793 shares of the Registrant’s Common Stock and is eligible to receive awards under the 2014 Plan.

Item 6.         Indemnification of Directors and Officers.

As permitted by Section 102 of the Delaware General Corporation Law (“DGCL”), the Registrant has adopted provisions in its Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws that limit the personal liability of its directors for a breach of their fiduciary duty of care as a director.  The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them.  Consequently, a director will not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•                  any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•                  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•                  any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•                  any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. The Registrant’s Amended and Restated Certificate of Incorporation also authorizes the Registrant to indemnify its officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the DGCL, the Registrant’s Bylaws provide that:

•                  the Registrant may indemnify its directors, officers, employees and agents to the fullest extent permitted by the DGCL, subject to limited exceptions;

•                  the Registrant may advance expenses to its directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and

•                  the rights provided in the Registrant’s Amended and Restated Bylaws are not exclusive.

The Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for the indemnification provisions described above.

The Registrant intends to enter into separate indemnification agreements with its directors and certain of its officers. These indemnification agreements may generally require the Registrant, among other things, to indemnify such officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct.  These indemnification agreements may also generally require the Registrant to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified.  In addition, the Registrant intends to purchase a policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances.

The foregoing is only a general summary of certain aspects of the DGCL, the Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and does not purport to be complete. It is qualified in its entirety by reference to the provisions of the DGCL, the Registrant’s Amended and Restated Certificate of Incorporation filed as Exhibit 4.1 hereto, the Registrant’s Amended and Restated Bylaws filed as Exhibit 4.2 hereto and the Registrant’s form of Indemnification Agreement filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form 10 filed with the Commission on December 23, 2013.

Item 7.         Exemption from Registration Claimed.

Not applicable.

Item 8.         Exhibits.

Exhibit
4.1

Amended and Restated Certificate of Incorporation of Sizmek Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36219) filed on February 4, 2014).

4.2	Amended and Restated Bylaws of Sizmek Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-36219) filed on February 4, 2014).

5.1+	Opinion of Sean N. Markowitz, General Counsel of Sizmek Inc.

23.1+	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Sean N. Markowitz, General Counsel of Sizmek Inc. (contained in Exhibit 5.1).

24.1	Power of Attorney (included in signature page).

99.1+	Sizmek Inc. 2014 Incentive Award Plan.

+ Filed herewith

Item 9.         Undertakings.

(a)                                 The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, Texas, on the 14th day of February, 2014.

SIZMEK INC.

By:	/s/ Neil H. Nguyen
Neil H. Nguyen
Chief Executive Officer and President

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Sizmek Inc., hereby severally constitute and appoint Neil H. Nguyen,  Craig E. Holmes and Sean N. Markowitz, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Neil H. Nguyen	Chief Executive Officer, President and
Neil H. Nguyen	Director (Principal Executive Officer)	February 14, 2014

/s/ Craig E. Holmes	Executive Vice President and Chief
Craig E. Holmes	Financial Officer
	(Principal Financial Officer)	February 14, 2014

/s/ John D. Palmer	Controller, Chief Accounting Officer and
John D. Palmer	Assistant Secretary (Principal Accounting
	Officer)	February 14, 2014

/s/ Scott K. Ginsburg	Director	February 14, 2014
Scott K. Ginsburg

/s/ Xavier A. Gutierrez	Director	February 14, 2014
Xavier A. Gutierrez

/s/ John R. Harris	Chairman of the Board of Directors	February 14, 2014
John R. Harris

/s/ Adam Klein	Director	February 14, 2014
Adam Klein

/s/ Cecil H. Moore Jr.	Director	February 14, 2014
Cecil H. Moore Jr.

/s/ Stephen E. Recht	Director	February 14, 2014
Stephen E. Recht

EXHIBIT INDEX

Exhibit
4.1

Amended and Restated Certificate of Incorporation of Sizmek Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36219) filed on February 4, 2014).

4.2	Amended and Restated Bylaws of Sizmek Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-36219) filed on February 4, 2014).

5.1+	Opinion of Sean N. Markowitz, General Counsel of Sizmek Inc.

23.1+	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Sean N. Markowitz, General Counsel of Sizmek Inc. (contained in Exhibit 5.1).

24.1	Power of Attorney (included in signature page).

99.1+	Sizmek Inc. 2014 Incentive Award Plan.

+	Filed herewith